STS PARTNERS LLP
CHARTERED ACCOUNTANTS

October 22, 2009

U.S. Securities and Exchange Commission
100 F. Street NE
Washington, DC 20549-2001
USA

Re: Find The World Interactive, Inc. – SEC File No. 333-134287

We have read Item 4.01 on Form 8-K dated October 22, 2009, of Find The World Interactive, Inc. and are in agreement with the statements contained in paragraphs two, three and four. We have no basis to agree or disagree with other statements of the registrant contained therein.

Yours very truly,

STS PARTNERS LLP
Chartered Accountants

Sixth Floor, 543 Granville Street, Vancouver, British Columbia, Canada V6C 1X8
Telephone: 604-688-7800 Fax: 604-688-7880 Email: sts@stsca.com